U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C.  20549

                               FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 AND 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): December 2, 1997
                      __________________________
                       THERMOGENESIS CORP.
             (Exact name of Registrant as specified in its charter)

    DELAWARE                           0--16375            94-3018487
(State of Incorporation)             (Commission            (I.R.S. Employer
                                      File Number)        Identification No.)

                       3146 GOLD CAMP DRIVE
                     RANCHO CORDOVA, CA 95670
                          (916) 858-5100
        (Address, including zip code, and telephone number,
             including area code, of principal executive offices)
______________________________________________________________________________

Item 5.   Other

     (a) Financing: On December 2, 1997, the Company completed and terminated a private financing with the assistance of Gruntal & Co., L.L.C. as placement agent and Oscar Gruss & Son, Incorporated as a selected dealer. Pursuant to the terms of the financing, the Company sold 1,639,000 shares of common stock at a price of $2.50 per share, and issued three year warrants to the purchasers representing the right to acquire an additional 163,900 shares of common stock, in the aggregate, at an exercise price of $3.00 per share. The Company received gross proceeds of $4,097,500, before deducting commissions and offering expenses of approximately $251,826 and $25,000 respectively. The placement agent also received a five-year warrant to purchase approximately 143,900 shares of common stock at an exercise price of $3.00 per share, of which 61,950 warrants were re-allowed to the selected dealer. Pursuant to the terms of the offering, the Company is obligated to register the shares of common stock, and the shares of common stock underlying the warrants, for resale by the purchasers.

The Company will use the proceeds to finance the manufacturing of the CryoSeal{TM} and BioArchive{TM} Systems and disposables, other clinical studies, obtaining regulatory approvals, and for general working capital.


Item 7(c). Exhibits

1.   Stock Purchase Agreement [Form]

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     THERMOGENESIS CORP.




Dated: December 9, 1997                By:Philip H. Coelho
                                          Chief Executive Officer and
                                          Principal Financial Officer